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                                                                    EXHIBIT 21.1
                       SUBSIDIARIES OF SCHMITT INDUSTRIES, INC.
                                  AS OF MAY 31, 1997


                                           STATE OF INCORPORATION OR
SUBSIDIARY                                COUNTRY IN WHICH ORGANIZED
-------------------------------------     --------------------------

Schmitt Measurement Systems, Inc.                   Montana

Schmitt Hofmann Systems GmbH                        Germany

Schmitt Europe, Ltd.                            United Kingdom




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